SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934



                            Emclaire Financial Corp.
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             (Exact name of registrant as specified in its charter)



              Pennsylvania                              25-1606091
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(State of incorporation or organization)       (IRS Employer Identification No.)



 612 Main Street
 Emlenton, Pennsylvania                                  16373-0046
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(Address of principal executive offices)                  (Zip Code)



If this  Form  relates  to the  registration   If this Form relates to the
of a class of debt securities and is effective registration of a class of debt
upon filing pursuant to General Instruction    securities and is to become
A(c)(1) please check the following box.        effective simultaneously with the
[  ]                                           effectiveness of a concurrent
                                               registration statement under the
                                               Securities Act of 1933 pursuant
                                               to General Instruction A(c)(2)
                                               please check the following box.
                                               [  ]

        Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE


        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $1.25 per share
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                                (Title of class)



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Item 1. Description of Registrant's Securities to be Registered

      The information set forth under the captions "Description of Capital Stock" and "Certain Restrictions on Acquisition of the Company" in the registrant's Prospectus included in Part I of the registrant's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on September 11, 1996 (File No. 333-11773), is hereby incorporated by reference in response to this Item 1. Information set forth under the captions "Description of Capital Stock" and "Certain Restrictions on Acquisition of the Company" contained in a prospectus relating to SEC File No. 333-11773 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit                       Description
-------                       -----------

   1                          Copies of the last Annual Report filed pursuant to
                              Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Act") or if unavailable, the latest registration statement filed pursuant to Section 12(b) or (g) of the Act, or pursuant to the Securities Act of 1933. (Incorporated by reference to the Registration Statement on Form SB-2 first filed pursuant to the Securities Act of 1933 on September 11, 1996, file number 333-11773).

   2* Copies of all current, quarterly, or semi-annual reports filed pursuant to Section 13 or 15(d) of the Act since the end of the fiscal year, or if none, since the effective date of the latest registration statement so filed.

   3* Copies of the latest definitive proxy statement or information statement filed pursuant to Section 14 of the Act.

   4 Copies of the charter and bylaws, or other instruments corresponding thereto, and any other documents defining the rights of holders of securities. (Incorporated by reference to Exhibits 3(i) (Articles of Incorporation) and 3(ii) (Bylaws) of the Exhibits to the Registration Statement on Form SB-2 first filed pursuant to the Securities Act of 1933 on September 11, 1996, file number 333-11773).

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*   Not applicable or does not apply to registrant.

Exhibit                       Description
-------                       -----------

  5 5 Specimens or copies of each security to be registered (Incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 first filed pursuant to the Securities Act of 1933 on September 11, 1996, file number 333-11773).

   6 Copies of the last Annual Report submitted to stockholders by the registrant or its predecessors. (Incorporated herein by reference into this document from the Exhibits to the Registrant's Annual Report on Form 10-KSB for the Year Ended December 31, 1996 filed with the Securities and Exchange Commission on March 31, 1997, File No.
                              333-11773).
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*     Not applicable or does not apply to registrant.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            EMCLAIRE FINANCIAL CORP.



Date: April 25, 1997          By /s/David Cox
                                 ------------
                                 David Cox, President
                                 (Duly authorized representative)